UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 18, 2005 (April 15, 2005)

Glimcher Realty Trust
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-12482	31-1390518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

150 East Gay Street, Columbus, Ohio	43215
(Address of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code:   (614) 621-9000

N/A
(Former name or former address, if changed since last Report.)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        [   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        [   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        [   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        [   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        (c)       On April 15, 2005, Glimcher Realty Trust (“Glimcher”) appointed Marshall A. Loeb as Executive Vice President and Chief Operating Officer of Glimcher, effective as of May 16, 2005. Mr. Loeb will report directly to Michael Glimcher, Chief Executive Officer and President of Glimcher. Mr. Loeb, 42, served as the Chief Financial Officer of Parkway Properties, a Real Estate Investment Trust from 2000-2005. Prior thereto, Mr. Loeb was employed by Eastgroup Properties, a Real Estate Investment Trust. At the time he left his employment with Eastgroup Properties, Mr. Loeb held the position of Senior Vice President and Western Regional Director. Neither Parkway Properties nor Eastgroup Properties is a parent, subsidiary or other affiliate of Glimcher.

        The information in the press release included as Exhibit 99.1 to this report is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

        (a)       Financial statements of businesses acquired.

         Not applicable.

        (b)       Pro forma financial information.

         Not applicable.

        (c)      Exhibits

         99.1     Press Release dated April 18, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust (Registrant)

Date: April 15, 2005	By:	/s/ Mark E. Yale
Mark E. Yale Senior Vice President and Chief Financial Officer (Principal Accounting Officer)